Exhibit 99.1

CHIEF FINANCIAL OFFICER RESIGNS

CHARLOTTE, N.C. — (Business Wire) — November 29, 2006 - Scientigo™, Inc. (OTCBB:SCNG), a technological innovator in local/mobile search, enhanced directory assistance solutions and a wide array of location based services, today announced that on November 22, 2006, Dennis H. Bunt submitted his resignation as Chief Financial Officer, effective immediately. No replacement has yet been named.

About Scientigo™

Scientigo™ (pronounced “see-ENH-Tigo”), owner of the powerful URL FIND.com, provides innovative software solutions and media services to capitalize on emerging local search opportunities, leveraging its multi-patented next generation search technology.  The Company is focused in mobile and local search, with initial concentration in the Enhanced Directory Assistance market.

Scientigo™ also provides enterprises the ability to capture, organize, store and find any type of information. Scientigo™’s patented Tigo™ technology boosts productivity and corporate agility, reduces document management and research costs, and delivers ROI to the customer. Important third-party independent software and solution providers are licensing Scientigo™’s technologies to improve the capabilities, benefits and market appeal of their offerings; and to accelerate their time-to-market for the next-generation of intelligent information acquisition and retrieval systems. To learn more, please visit www.scientigo.com.

This news release may contain forward-looking statements. Forward-looking statements are indicated by words such as “expects,” “intends,” “anticipates,” “believes” and similar expressions. Our ability to achieve the results anticipated in such forward-looking statements is subject to risks and uncertainties, including, without limitation, the potential interest of third parties in our intellectual property portfolio, any potential growth of our company, our ability to successfully maximize the value of our intellectual property assets, in addition to general economic conditions, operating results, market acceptance of our solutions and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission. These forward-looking statements are made in accordance with “safe harbor” provided by the Private Securities Litigation Reform Act of 1995 and no assurance can be given that the future results that are the subject of such forward-looking statements will be achieved. The Company undertakes no obligation to publicly update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

FOR MORE INFORMATION, PLEASE CONTACT:

SCIENTIGO, INC.
Christine Cheney, Investor Relations
704-837-0500